EXHIBIT 10.14

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT; SECOND

AMENDMENT TO AMENDED AND RESTATED CONTINUING SECURITY AGREEMENT:

RIGHTS TO PAYMENT AND INVENTORY; AND FIRST AMENDMENT TO AMENDED AND

RESTATED SECURITY AGREEMENT: EQUIPMENT AND FIXTURES

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ; SECOND AMENDMENT TO AMENDED AND RESTATED CONTINUING SECURITY AGREEMENT: RIGHTS TO PAYMENT AND INVENTORY; AND FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT: EQUIPMENT AND FIXTURES (this “Amendment”) is entered into as of May 31, 2012, by and between SIGMATRON INTERNATIONAL, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Bank dated as of January 31, 2011 (as amended from time to time, the “Credit Agreement”);

WHEREAS, Borrower and Bank are party to that certain Amended and Restated Continuing Security Agreement: Rights to Payment and Inventory dated as of March 28, 2011 (as amended from time to time, the “Security Agreement: Rights to Payment and Inventory”);

WHEREAS, Borrower and Bank are party to that certain Amended and Restated Security Agreement: Equipment and Fixtures dated as of March 28, 2011 (as amended from time to time, the “Security Agreement: Equipment and Fixtures”);

WHEREAS, Borrower and Bank are party to that Amended and Restated Revolving Line of Credit Note issued by Borrower to the order of Bank dated as of January 31, 2011 (as modified from time to time, the “Line of Credit Note”), and that Amended and Restated Promissory Note issued by Borrower to the order of Bank dated as of January 31, 2011 (as modified from time to time, the “Term Note”); and

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement, the Security Agreement: Rights to Payment and Inventory, the Security Agreement: Equipment and Fixtures and the other agreements referenced herein and have agreed to amend the same to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

Borrower and Bank hereby agree that the Credit Agreement shall be amended as follows:

1. Section 4.9(a) is hereby amended by deleting “$45,050,400.00” and inserting in its place “the amount of $50,330,531.00 less the charge to Tangible Net Worth incurred or to be incurred in connection with the acquisition transaction contemplated by the Spitfire Acquisition Agreement (as hereinafter defined), which charge shall not exceed the amount of $6,500,000.00,”.

2. Section 5.2 is hereby amended by deleting “$3,500,000.00” and replacing it with “$4,500,000.00”.

3. Section 5.4 is hereby amended by inserting the following sentence at the end thereof as follows:

“Further notwithstanding the foregoing, Borrower may discharge and release the account receivable of Spitfire Control, Inc., an Illinois corporation (“Spitfire”), in connection with the consummation of the transactions contemplated by that certain Purchase Agreement dated May 31, 2012 (the “Spitfire Acquisition Agreement”), of Borrower, as buyer, and Spitfire, as seller, a true, complete and executed copy of which agreement, including all schedules and exhibits thereto, has been delivered to Bank.”

4. Section 5.5 is hereby amended by inserting the following sentence at the end thereof as follows:

“Further notwithstanding the foregoing, as a consequence of the consummation of the transactions contemplated under the Spitfire Acquisition Agreement, Borrower may acquire the equity and certain inter-company indebtedness of and otherwise make loans to or investments in Digital Appliance Controls de Mexico, S.A. de C.V., a Mexico corporation (“DAC”), Spitfire Controls (Cayman) Co. Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Cayman”), and its wholly owned subsidiary, Spitfire Controls Vietnam Co., Ltd., a Vietnam corporation, and thereafter, revise the terms of such acquired indebtedness or convert to equity a portion or all of such acquired indebtedness, or both.”

5. The last paragraph of the Security Agreement: Rights to Payment and Inventory is hereby amended by deleting “78840.” and replacing it with “78840; 451 Maple Avenue, Carpentersville, Illinois 60110; 9560 Joe Rodriguez Drive, El Paso, Texas 79927.”

6. The last paragraph of the Security Agreement: Equipment and Fixtures is hereby amended by deleting “78840.” and replacing it with “78840; 451 Maple Avenue, Carpentersville, Illinois 60110; 9560 Joe Rodriguez Drive, El Paso, Texas 79927.”

7. Schedule 1 to the Security Agreement: Equipment and Fixtures is hereby amended by adding the following to the end thereof:

“COMMON ADDRESS FOR REAL PROPERTY:

451 Maple Avenue, Carpentersville, Illinois 60110

LEGAL DESCRIPTION OF REAL PROPERTY:

THAT PART OF TRACT 8 IN THE FIRST ADDITION OF UNIT 9 OF GOLF VIEW HIGHLANDS, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 14, PART OF THE SOUTHWEST QUARTER OF SECTION 15, PART OF THE . NORTHEAST QUARTER OF SECTION 22, AND PART OF THE NORTHWEST QUARTER

OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPLE MERIDIAN, IN KANE COUNTY, ILLINOIS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTH CORNER OF TRACT 8 AFORESAID; THENCE SOUTHWESTERLY ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF MAPLE AVENUE, 250.0 FEET; THENCE SOUTHEASTERLY AT RIGHT ANGLES TO LAST DESCRIBED LINE ISO. 0 FEET; THENCE NORTHEASTERLY AT RIGHT ANGLES TO LAST DESCRIBED LINE 148.0 FEET MORE OR LESS TO THE WESTERLY RIGHT-OF-WAY LINE 183.1 FEET MORE OR LESS TO THE POINT OF BEGINNING, IN THE VILLAGE OF CARPENTERSVILLE, KANE COUNTY, ILLINOIS.

PERMANENT REAL ESTATE INDEX NUMBER:

03 14 351 001

COMMON ADDRESS FOR REAL PROPERTY:

9560 Joe Rodriguez Dr., El Paso, Texas 79927

LEGAL DESCRIPTION OF REAL PROPERTY:

BLK 2 ZARAGOZA CORPORATE CENTER REPLAT B LOT 3

PERMANENT REAL ESTATE INDEX NUMBER:

621454”

ARTICLE II

COVENANTS AND AGREEMENTS

1. Borrower hereby agrees that more than 99% of the equity of DAC shall be acquired by Borrower and not more than 1% of the equity of DAC shall be acquired by Gary R. Fairhead, as nominal holder for the benefit of Borrower, within 30 days after the date of Closing (as such term is defined in the Spitfire Acquisition Agreement).

2. Borrower hereby agrees that, no later than August 31, 2012, Bank shall receive, at Borrower’s cost, an appraisal by Emerald Technology Valuations, LLC (“ETV”) of the Net Orderly Liquidation Value – Existing Channels of selected raw materials and finished goods of Borrower, in form, substance and reflecting values satisfactory to Bank in its reasonable discretion. Borrower hereby further agrees that it shall provide access to ETV to the premises of Borrower and the selected locations where such raw materials and finished goods are stored for such reasonable period of time as ETV shall require to complete its inspection.

3. Borrower hereby agrees to deliver to Bank a landlord waiver agreement with respect to each collateral location being added to the Loan Documents pursuant to this Amendment, in form and substance satisfactory to Bank, no later than 30 days after the date hereof.

4. Borrower hereby agrees to deliver to Bank a duly authorized and executed equitable mortgage over 65% of all of the issued shares in Cayman, in form and substance satisfactory to Bank and executed by Borrower, along with the original share certificate evidencing such equity interest, an undated share transfer form for such share for such certificate duly executed in blank by the registered owner thereof, and such other documents and deliverables as Bank and Borrower shall agree, all no later than 30 days after the Closing.

5. Notwithstanding any provision of the Credit Agreement, the Line of Credit Note or the Term Note to the contrary, Bank hereby consents to the issuance by Borrower of (a) no more than fifty thousand (50,000) shares of its common stock in the aggregate as partial consideration in exchange for the assets being acquired by Borrower as contemplated in the Spitfire Acquisition Agreement and in accordance with the terms thereof, and (b) no more than twenty-five thousand (25,000) shares of its common stock in the aggregate as partial consideration to Peter Sognefest in connection with his employment by Borrower after the Closing. Bank hereby acknowledges that Borrower will not receive any cash proceeds from the issuance of Borrower’s stock as described in this paragraph and waives any default arising under the Credit Agreement, the Line of Credit Note or the Term Note as a result of the issuance of Borrower’s stock as described in this paragraph.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Borrower and Bank hereby agree that this Amendment shall not become effective until each of the following conditions has been satisfied to the reasonable satisfaction of Bank:

1. Borrower shall have paid all expenses and amounts required to be paid pursuant to paragraph 5 of Article IV hereof.

2. Borrower shall have delivered to Bank a complete, executed copy of the Spitfire Acquisition Agreement, including all schedules and exhibits thereto, and copies of any and all other material documents executed and delivered in connection therewith as Bank shall reasonably request.

ARTICLE IV

GENERAL CLAUSES

1. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. Borrower and Bank hereby agree that this Amendment constitutes a Loan Document and that the term “Loan Document”, as defined in the Credit Agreement, shall be read and understood, wherever it appears in the Credit Agreement and in any other Loan Document, to include this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

2. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and the other Loan Documents and reaffirms all covenants set forth therein in each case as of the date hereof and as if the same had been set forth in full herein. Borrower further certifies that as of the date of this Amendment, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

3. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, but giving effect to federal laws applicable to national banks.

5. In accordance with Section 7.3 of the Credit Agreement, Borrower shall pay to Bank all reasonable out-of-pocket payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include reasonable outside counsel fees), expended or incurred by Bank in connection with the preparation of this Amendment and all other documents prepared in connection herewith.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

SIGMATRON INTERNATIONAL, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Linda K. Frauendorfer	By:	/s/ Matthew P. Soper
Name: Linda K. Frauendorfer		Name: Matthew P. Soper
Title: Chief Financial Officer		Title: Vice President